EXHIBIT 23.1

                              HENRY SCHIFFER, CPA
                          AN ACCOUNTANCY CORPORATION
                        315 S. BEVERLY DRIVE, SUITE 211
                           BEVERLY HILLS, CA  90212
                          TELEPHONE:  (310) 286-6830
                          FACSIMILE:  (310) 286-6840





January 14, 2004



                        CONSENT OF INDEPENDENT AUDITORS


As an Independent Certified Public Accountant, I consent to the incorporation by reference, in this Registration Statement on Form SB-2/A, of my report, dated March 28, 2003 in ITEC ENVIRONMENTAL GROUP, INC., for the fiscal years ending December 31, 2002 and 2001 and the related consolidated statements of income and changes in stockholders' equity, and cash flows for the periods ending December 31, 2002 and 2001.

Sincerely,

/s/ Henry Schiffer
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Henry Schiffer, CPA
An Accountancy Corporation